Exhibit 99.11

POWER OF ATTORNEY

Heavenly Father’s Foundation, a 501(c)(3) private foundation (the “Foundation”), represented by Dan Wilks, Trustee, hereby authorizes Robert Early to represent the Foundation to execute and file on the Foundation’s behalf all SEC forms (including any amendments thereto) that the Foundation may be required to file with the United States Securities and Exchange Commission and any other actions in connection with the above, as a result of the Foundation’s position with, or direct or indirect ownership of, or transactions in securities by or on behalf of the Foundation. The authority of such individual under this Statement shall continue for as long as the Foundation is required to file such forms, unless earlier terminated by my delivery of a written revocation of this authorization to the Foundation. I hereby acknowledge that such individual is not assuming any of the Foundation’s responsibilities to comply with any of the requirements of the Securities Exchange Act of 1934, as amended.

Dated:

June 29, 2026

Heavenly Father’s Foundation
By:	/s/ Dan Wilks
Name: Dan Wilks
Title: Trustee